AMENDMENT NO. 3
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
          This Amendment dated as of April 30, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Aim Advisers, Inc. (the “Adviser”), on behalf of AIM Equity Funds, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, I and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
WITNESSETH:
          WHEREAS, AIM Equity Funds is now named AIM Equity Funds (Invesco Equity Funds); and
          WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Capital Development Fund	Invesco Capital Development Fund
AIM Charter Fund	Invesco Charter Fund
AIM Constellation Fund	Invesco Constellation Fund
AIM Disciplined Equity Fund	Invesco Disciplined Equity Fund
AIM Diversified Dividend Fund	Invesco Diversified Dividend Fund
AIM Large Cap Basic Value Fund	Invesco Large Cap Basic Value Fund
AIM Large Cap Growth Fund	Invesco Large Cap Growth Fund
AIM Summit Fund	Invesco Summit Fund;
          NOW, THEREFORE, the parties agree that;
1.	All references to AIM Equity Funds in the Contract are hereby deleted and replaced with AIM Equity Funds (Invesco Equity Funds).

2.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Capital Development Fund
Invesco Charter Fund
Invesco Constellation Fund
Invesco Disciplined Equity Fund
Invesco Diversified Dividend Fund
Invesco Large Cap Basic Value Fund
Invesco Large Cap Growth Fund
Invesco Summit Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

INVESCO TRIMARK LTD. Sub-Adviser
By:	/s/ Eric J. Adelson
	Name:	Eric J. Adelson
	Title:	Senior Vice President, Legal and Secretary

By:	/s/ Wayne Bolton
	Name:	Wayne Bolton
	Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ K.G. Bayer
	Name:	K.G. Bayer
	Title:	Managing Director

By:	/s/ Jens Langewand
	Name:	Jens Langewand
	Title:	Director

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ Michelle Moran
	Name:	Michelle Moran
	Title:	Head of Legal for UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hasegawa
	Name:	Masakazu Hasegawa
	Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Robert Ades
	Name:	Robert Ades
	Title:	Director

By:	/s/ Ian Coltman
	Name:	Ian Coltman
	Title:	Head of Legal

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Anna Tong
	Name:	Anna Tong
	Title:	Director

By:	/s/ Gracie Liu
	Name:	Gracie Liu
	Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey H. Kupor
	Name:	Jeffrey H. Kupor
	Title:	Secretary and General Counsel